UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 20, 2005

GlycoGenesys, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Nevada

(State or Other Jurisdiction of Incorporation)

0-26476	33-0231238
(Commission File Number)	(IRS Employer Identification No.)

31 St. James Avenue, Boston, Massachusetts	02116
(Address of Principal Executive Offices)	(Zip Code)

(617) 422-0674

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 – Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On April 20, 2005 GlycoGenesys, Inc. (the “Company”) received a letter from the Nasdaq Stock Market indicating that the Company does not comply with the minimum bid price requirement for continued listing set forth in Nasdaq Marketplace Rule 4310(c)(4) (the “Bid Price Requirement”). The Company has a 180 day period ending on October 17, 2005 to regain compliance with the Bid Price Requirement. If the Company’s closing bid price is at least $1.00 for a period of at least 10 consecutive trading days, the Company will have regained compliance with the Bid Price Requirement. If the Company has not regained compliance with the Bid Price Requirement by October 17, 2005, it will have an additional 180 day period to regain compliance ending on April 15, 2006 if the Company satisfies initial listing requirements (other than the Bid Price Requirement) for the Nasdaq SmallCap Market. The Company’s stock will not be delisted from the Nasdaq SmallCap Market because of its failure to comply with the Bid Price Requirement during such 180 or 360 day period, as applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 26, 2005	By:	/s/ Bradley J Carver
Bradley J Carver
Chief Executive Officer and President